Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Second Quarter 2023 Results

SCOTTSDALE, Ariz. – August 9, 2023 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the second quarter ended June 30, 2023.

(All results compared to prior-year comparative period, unless otherwise noted)

Q2 2023 Highlights and FY 2023 Outlook

•
Total revenue of $259.6 million increased $50.1 million or 24% compared to total revenue of $209.5 million
•
Total clinicians of 6,132 up 17%, a sequential net increase of 171 in the second quarter
•
Net loss of $45.5 million compared to net loss of $68.7 million, primarily driven by stock-based compensation expense
•
Adjusted EBITDA of $14.1 million compared to Adjusted EBITDA of $14.6 million
•
Raising revenue and Center Margin guidance: Now expecting full year 2023 revenue of $1.01 to $1.04 billion and Center Margin of $280 to $300 million; reaffirming full year 2023 Adjusted EBITDA guidance of $50 to $62 million

“In the first half of the year, we made solid progress toward execution of our long-term goals,” said Ken Burdick, Chairman and CEO of LifeStance. “In addition to continued operational improvements, we rolled out a new companywide outcomes-informed care program that will highlight the great work that our clinicians do in caring for our patients. LifeStance’s size and scale uniquely positions us to measure quality and outcomes in a disciplined way, and we are excited about this step on our journey to using data and analytics to better inform care and enhance mental health treatment.”

Financial Highlights
	Q2 2023	Q2 2022	Y/Y
(in millions)
Total revenue	$259.6	$209.5	24%
Loss from operations	(48.4)	(60.5)	(20%)
Center Margin	73.0	59.8	22%
Net loss	(45.5)	(68.7)	(34%)
Adjusted EBITDA	14.1	14.6	(3%)
As % of Total revenue:
Loss from operations	(18.6%)	(28.9%)
Center Margin	28.1%	28.5%
Net loss	(17.5%)	(32.8%)
Adjusted EBITDA	5.4%	7.0%

(All results compared to prior-year period, unless otherwise noted)

•
Total revenue grew 24% to $259.6 million. Strong revenue growth in the second quarter was driven primarily by net clinician growth and increased visit volumes.
•
Loss from operations was $48.4 million, primarily driven by stock-based compensation expense of $33.1 million. Net loss was $45.5 million.
•
Center Margin grew 22% to $73.0 million, or 28.1% of total revenue.
•
Adjusted EBITDA declined 3% to $14.1 million, or 5.4% of total revenue. Adjusted EBITDA as a percentage of revenue decreased as a result of higher G&A expenses from investments in the business.

Balance Sheet, Cash Flow and Capital Allocation

For the six months ended June 30, 2023, LifeStance used $8.3 million cash flow from operations, including $0.4 million during the second quarter of 2023. The Company ended the second quarter with cash of $79.6 million and net long-term debt of $248.7 million.

2023 Guidance

LifeStance is raising full year revenue and Center Margin guidance, with the following outlook for 2023:

•
The Company expects full year revenue of $1.01 to $1.04 billion, Center Margin of $280 to $300 million, and Adjusted EBITDA of $50 to $62 million.
•
For the third quarter of 2023, the Company expects total revenue of $250 to $260 million, Center Margin of $69 to $76 million, and Adjusted EBITDA of $11 to $17 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, August 9, 2023, at 8:30 a.m. Eastern Time to discuss the second quarter 2023 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 7177364 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 6,100 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 34 states and approximately 600 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and third quarter guidance and management's related assumptions; the Company’s financial position; business plans and objectives; expense optimization and other cost-saving initiatives; general economic and industry trends; operating results; working capital and liquidity; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our ability to successfully execute on expense optimization initiatives; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the third quarter of 2023 and full year 2023 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking third quarter of 2023 and full year 2023 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	June 30, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$79,605	$108,621
Patient accounts receivable, net	121,796	100,868
Prepaid expenses and other current assets	36,480	23,734
Total current assets	237,881	233,223
NONCURRENT ASSETS
Property and equipment, net	193,144	194,189
Right-of-use assets	191,381	199,431
Intangible assets, net	243,788	263,294
Goodwill	1,293,502	1,272,939
Other noncurrent assets	11,221	10,795
Total noncurrent assets	1,933,036	1,940,648
Total assets	$2,170,917	$2,173,871
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$8,044	$12,285
Accrued payroll expenses	81,144	75,650
Other accrued expenses	34,348	30,428
Current portion of contingent consideration	10,537	15,876
Operating lease liabilities, current	43,446	38,824
Other current liabilities	3,335	2,936
Total current liabilities	180,854	175,999
NONCURRENT LIABILITIES
Long-term debt, net	248,718	225,079
Operating lease liabilities, noncurrent	205,586	212,586
Deferred tax liability, net	38,324	38,701
Other noncurrent liabilities	2,559	2,783
Total noncurrent liabilities	495,187	479,149
Total liabilities	$676,041	$655,148
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of June 30, 2023 and December 31, 2022; 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of June 30, 2023 and December 31, 2022; 378,005 and 375,964 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	3,782	3,761
Additional paid-in capital	2,141,247	2,084,324
Accumulated other comprehensive income	4,151	3,274
Accumulated deficit	(654,304)	(572,636)
Total stockholders' equity	1,494,876	1,518,723
Total liabilities and stockholders’ equity	$2,170,917	$2,173,871

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
TOTAL REVENUE	$259,578	$209,527	$512,167	$412,622
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	186,607	149,697	369,594	298,590
General and administrative expenses	101,854	103,559	186,480	206,928
Depreciation and amortization	19,530	16,743	38,599	32,427
Total operating expenses	$307,991	$269,999	$594,673	$537,945
LOSS FROM OPERATIONS	$(48,413)	$(60,472)	$(82,506)	$(125,323)
OTHER INCOME (EXPENSE)
Gain (loss) on remeasurement of contingent consideration	1,539	(180)	2,576	(614)
Transaction costs	(3)	(19)	(89)	(297)
Interest expense, net	(5,119)	(7,133)	(10,211)	(10,574)
Other expense	(24)	—	(69)	—
Total other expense	$(3,607)	$(7,332)	$(7,793)	$(11,485)
LOSS BEFORE INCOME TAXES	(52,020)	(67,804)	(90,299)	(136,808)
INCOME TAX BENEFIT (PROVISION)	6,542	(923)	10,579	5,753
NET LOSS	$(45,478)	$(68,727)	$(79,720)	$(131,055)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.13)	(0.19)	(0.22)	(0.37)
Weighted-average shares used to compute basic and diluted net loss per share	363,161	353,729	362,039	352,297

NET LOSS	$(45,478)	$(68,727)	$(79,720)	$(131,055)
OTHER COMPREHENSIVE INCOME
Unrealized gains on cash flow hedge, net of tax	2,147	—	877	—
COMPREHENSIVE LOSS	$(43,331)	$(68,727)	$(78,843)	$(131,055)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(79,720)	$(131,055)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	38,599	32,427
Non-cash operating lease costs	20,263	—
Stock-based compensation	56,944	117,365
Loss on debt extinguishment	—	3,380
Amortization of discount and debt issue costs	1,076	748
(Gain) loss on remeasurement of contingent consideration	(2,576)	614
Other, net	2,708	—
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(20,558)	(21,900)
Prepaid expenses and other current assets	(15,176)	(5,351)
Accounts payable	(5,395)	1,731
Accrued payroll expenses	5,158	(289)
Operating lease liabilities	(16,929)	—
Other accrued expenses	7,282	13,471
Net cash (used in) provided by operating activities	$(8,324)	$11,141
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(19,310)	(53,775)
Acquisitions of businesses, net of cash acquired	(19,820)	(35,118)
Net cash used in investing activities	$(39,130)	$(88,893)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	25,000	228,000
Payments of debt issue costs	(188)	(7,184)
Payments of long-term debt	(1,173)	(181,230)
Prepayment for debt paydown	—	(1,609)
Payments of contingent consideration	(5,201)	(11,090)
Taxes related to net share settlement of equity awards	—	(478)
Net cash provided by financing activities	$18,438	$26,409
NET DECREASE IN CASH AND CASH EQUIVALENTS	(29,016)	(51,343)
Cash and Cash Equivalents - Beginning of period	108,621	148,029
CASH AND CASH EQUIVALENTS – END OF PERIOD	$79,605	$96,686
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$9,830	$4,927
Cash paid for taxes, net of refunds	$313	$860
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through finance leases	$—	$256
Contingent consideration incurred in acquisitions of businesses	$1,985	$5,683
Acquisition of property and equipment included in liabilities	$6,238	$13,055

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(in thousands)
Loss from operations	$(48,413)	$(60,472)	$(82,506)	$(125,323)
Adjusted for:
Depreciation and amortization	19,530	16,743	38,599	32,427
General and administrative expenses (1)	101,854	103,559	186,480	206,928
Center Margin	$72,971	$59,830	$142,573	$114,032
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(in thousands)
Net loss	$(45,478)	$(68,727)	$(79,720)	$(131,055)
Adjusted for:
Interest expense, net	5,119	7,133	10,211	10,574
Depreciation and amortization	19,530	16,743	38,599	32,427
Income tax (benefit) provision	(6,542)	923	(10,579)	(5,753)
(Gain) loss on remeasurement of contingent consideration	(1,539)	180	(2,576)	614
Stock-based compensation expense	33,078	57,510	56,944	117,365
Loss on disposal of assets	24	—	69	—
Transaction costs (1)	3	19	89	297
Executive transition costs	362	—	522	—
Litigation costs (2)	3,446	—	3,849	—
Strategic initiatives (3)	2,045	—	2,452	—
Special charges (4)	3,720	—	3,720	—
Other expenses (5)	297	851	589	2,645
Adjusted EBITDA	$14,065	$14,632	$24,169	$27,114

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(2)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case, (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy.
(3)
Represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to our systems strategic initiatives.
(4)
Special charges include certain asset impairment costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization project to consolidate our physical footprint.
(5)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations and comprehensive loss.